POWER OF ATTORNEY

The undersigned hereby constitutes and appoints

James S. Gulmi and Roger G. Sisson or either of them the undersigned's true and lawful attorneys-in-fact to:

(1) Execute for and on
behalf of the
undersigned, in the undersigned's capacity as a director or officer, as defined in the rules under Section 16(a) of the Securities
Exchange Act of
1934, of Genesco Inc., a Tennessee corporation (the
"Company"), Forms 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) Do
and perform any and all acts for and
on behalf of the undersigned which
may be necessary or desirable to
complete and execute any such Form 4 or
5 and timely file such form with
the United States Securities and
Exchange Commission and any stock exchange or similar authority; and


(3) Take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of
benefit to, in the best interest of, or
legally required by, the
undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

The undersigned hereby grants to
each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the right and power herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 134.

This
Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the
undersigned has caused
this Power of Attorney to be executed as of this 25th day of February,
1998.

KATHLEEN MASON
/s/ Kathleen Mason

Title: Director